EXHIBIT 11

                         ROBERTSON-CECO CORPORATION
               COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
               -----------------------------------------------
                    (Thousands, except per share amounts)
                                 (Unaudited)

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

                                             Three Months Ended             Six Months Ended
                                                  June 30                        June 30
                                             ------------------            ------------------
                                    1995      1994       1995      1994
                                  --------  --------   --------  --------
PRIMARY:
 Primary earnings (loss) from
   continuing operations . . . .  $ 1,419   $  (308)   $ 1,991   $(6,870)
 Income from discontinued
   operations. . . . . . . . . .      -       1,226      3,955     2,277
                                  -------   -------    -------   -------
   Total primary earnings
     (loss)  . . . . . . . . . .  $ 1,419   $   918    $ 5,946   $(4,593)
                                  =======   =======    =======   =======

 Average number of shares of
   common stock outstanding. . .   15,914    15,773     15,914    15,773
 Incremental shares to reflect
   dilutive effect of deferred
   compensation plan . . . . . .      183       456        196       -
                                  -------   -------    -------   -------
   Total shares  . . . . . . . .   16,097    16,229     16,110    15,773
                                  =======   =======    =======   =======

 Primary earnings (loss) from
   continuing operations per
   common share. . . . . . . . .  $   .09   $  (.02)   $   .12   $  (.44)
 Primary income from
   discontinued operations . . .      -         .08        .25       .15
                                  -------   -------    -------   -------
   Primary earnings (loss)
     per share . . . . . . . . .  $   .09   $   .06    $   .37   $  (.29)
                                  =======   =======    =======   =======

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